Exhibit 99.1

IEC ANNOUNCES FISCAL 2020 FOURTH QUARTER AND YEAR END RESULTS

•REVENUE OF $46.4 MILLION IN THE QUARTER; UP 5.7% YEAR OVER YEAR
•GROSS MARGIN OF 14.5% IN THE QUARTER
•GENERATED $7.3 MILLION OF OPERATING CASH FLOW IN THE QUARTER

Newark, New York, November 20, 2020 - IEC Electronics Corp. (Nasdaq: IEC) today announced results for the fiscal 2020 fourth quarter and year ended September 30, 2020 (“fiscal 2020”).

IEC reported revenues of $46.4 million for the fourth quarter of fiscal 2020, an increase of 5.7% as compared to revenues of $43.9 million for the fourth quarter of the year ended September 30, 2019 (“fiscal 2019”). Gross profit for the fourth quarter of fiscal 2020 was $6.7 million, or 14.5% of sales, compared to gross profit of $6.4 million, or 14.6% of sales in the fourth quarter of fiscal 2019. Selling and administrative expenses were $3.8 million in the fourth quarter of fiscal 2020, a slight increase compared to the fourth quarter of fiscal 2019, and decreased slightly as a percent of sales to 8.2% as compared to 8.4% in the fourth quarter of fiscal 2019. Operating income was $2.9 million for the fourth quarter of fiscal 2020, an increase of $0.2 million, or 8.3% when compared to the same quarter in the prior fiscal year. The Company reported net income of $1.9 million, or $0.18 per basic and diluted share for the fourth quarter of fiscal 2020, compared to net income of $1.8 million, or $0.17 per basic and diluted share in the fourth quarter of fiscal 2019. The Company also reported operating cash inflow of $7.3 million during the fourth quarter of fiscal 2020, as compared to $1.2 million of cash flows used by operations for the same period in fiscal 2019.

For fiscal 2020, the Company reported revenues of $182.7 million, an increase of 16.4% as compared to revenues of $157.0 million for fiscal 2019. Gross profit for fiscal 2020 was $24.1 million, or 13.2% of sales, which includes the negative impact of a one-time inventory reserve of $1.0 million related to a reorganization at a customer in the medical sector, compared to gross profit of $21.6 million, or 13.8% of sales in fiscal 2019. Adjusted for the impact of the one-time inventory reserve, taken in the first quarter of fiscal 2020, adjusted gross margin for fiscal 2020 was 13.7% of sales. Selling and administrative expenses were $14.0 million in fiscal 2020, or 7.7% of sales, as compared to $14.1 million, or 9.0% of sales, in fiscal 2019. Operating income was $10.1 million for fiscal 2020, an increase of 33.9% when compared to the same period in the prior fiscal year. The Company reported net income of $6.8 million, or $0.65 per basic and $0.63 per diluted share for fiscal 2020, compared to net income of $4.7 million, or $0.46 per basic and $0.45 per diluted share in fiscal 2019. Adjusted for the impact of the one-time inventory reserve, taken in the first quarter of fiscal 2020, adjusted net income per common share would have been $0.72 per basic and $0.70 per diluted share for fiscal 2020. Please see the reconciliation tables included in this release for further information regarding these non-GAAP measures. The Company also reported operating cash flow of $15.0 million during fiscal 2020, as compared to $10.5 million of cash flows used by operations in fiscal 2019, an increase of over $25 million year over year.

Jeffrey T. Schlarbaum, President and CEO of IEC Electronics commented, “Our fourth fiscal quarter showed continued solid performance, closing out a strong year for IEC. At the start of fiscal 2020, we established three primary goals for our Company: to drive double-digit organic growth for the fiscal year, continue to achieve industry-leading margins and to generate operating cash flow and we delivered on all three. Our ability to reach these goals is a credit to our employees, who continued to execute our strategy despite adverse circumstances, and a testament to our growing reputation as a premier partner for the manufacture of life-saving and mission critical products.

“Our robust year-end backlog of $194.5 million is derived from a diverse range of customers. Notably, $180.2 million of the backlog is expected to ship within the next twelve months, which represents a year-over-year increase of 19.1% when compared to $151.3 million at the end of fiscal 2019. We are focused on continuing to enhance our offerings to build upon our leadership position as a 100% U.S.-based integrated manufacturing partner. We are pleased with the operational and financial success that we achieved in fiscal 2020, despite the challenges presented by the global pandemic, and we are energized by the opportunities ahead in fiscal 2021 to drive continued growth and profitability.”

Exhibit 99.1
Conference Call

IEC will host a conference call today, Friday, November 20, 2020 at 10:00 a.m. Eastern Time, to discuss its financial results for the fiscal 2020 fourth quarter and year ended September 30, 2020.

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.

A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 481-4010 and international callers may dial (919) 882-2331. Callers must enter conference ID: 38325.

To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at https://www.webcaster4.com/Webcast/Page/2149/38325. An online replay will be available shortly after the call.

About IEC Electronics
IEC Electronics is a provider of electronic manufacturing services ("EMS") to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2015, AS9100D, ISO 13485, and is Nadcap accredited. IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.

Note Regarding Forward-Looking Statements

References in this release to “IEC,” “IEC Electronics,” the “Company,” “we,” “our,” or “us” mean IEC Electronics Corp. and its subsidiaries except where the context otherwise requires. This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “forecasts,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in our forward-looking statements: the continued impact of the COVID-19 pandemic on our business, including our supply chain, workforce and customer demand; business conditions and growth or contraction in our customers’ industries, the electronic manufacturing services industry and the general economy; our ability to control our material, labor and other costs; our dependence on a limited number of major customers and suppliers; uncertainties as to availability and timing of governmental funding for our customers; the impact of government regulations, including U.S. Food and Drug Administration regulations; unforeseen product failures and the potential product liability claims that may be associated with such failures; technological, engineering and other start-up issues related to new programs and products; variability and timing of customer requirements; the potential consolidation of our customer base; availability of component supplies; dependence on certain industries; the ability to realize the full value of our backlog; the types and mix of sales to our customers; litigation and governmental investigations; intellectual property litigation; variability of our operating results; our ability to maintain effective internal controls over financial reporting; the availability of capital and other economic, business and competitive factors affecting our customers, our industry and business generally; failure or breach of our information technology systems; and natural disasters. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock. For a further list and description of various risks, relevant factors and

Exhibit 99.1
uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission.

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. We do not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and we cannot predict these events or how they may affect us and cause actual results to differ materially from those expressed or implied by our forward-looking statements. Therefore, you should not rely on our forward-looking statements as predictions of future events.

Company Contact:
Thomas L. Barbato
Senior Vice President and Chief Financial Officer
IEC Electronics Corp.
(315) 332-4493
tbarbato@iec-electronics.com

Agency Contact:
John Nesbett/Jennifer Belodeau
IMS Investor Relations
(203) 972 - 9200
jnesbett@institutionalms.com

Exhibit 99.1
IEC ELECTRONICS CORP.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2020 and 2019
(in thousands, except share and per share data)

	September 30, 2020	September 30, 2019
ASSETS
Current assets:
Cash	$312	$—
Accounts receivable, net of allowance	30,361	27,618
Unbilled contract revenue	8,773	9,529
Inventories	51,374	44,267
Federal income tax receivable	—	517
Other current assets	1,757	1,454
Total current assets	92,577	83,385

Property, plant and equipment, net	23,587	19,433
Deferred income taxes	4,840	7,154
Operating lease right-of-use assets, net of accumulated amortization	260	—
Other long-term assets	1,700	860

Total assets	$122,964	$110,832

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$1,371
Current portion of operating lease obligation	61	—
Current portion of finance lease obligation	436	338
Accounts payable	29,733	23,690
Accrued payroll and related expenses	3,659	3,174
Other accrued expenses	457	668
Customer deposits	19,783	13,229
Total current liabilities	54,129	42,470

Long-term debt	21,476	28,910
Long-term operating lease obligation	184	—
Long-term finance lease obligation	6,616	6,685
Other long-term liabilities	1,404	1,527
Total liabilities	83,809	79,592

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value:	—	—
500,000 shares authorized; none issued or outstanding
Common stock, $0.01 par value:
Authorized 50,000,000 shares
Issued: 11,556,214 and 11,394,036 shares, respectively
Outstanding: 10,500,726 and 10,338,548 shares, respectively	105	103
Additional paid-in capital	49,161	48,001
Accumulated deficit	(8,522)	(15,275)
Treasury stock, at cost: 1,055,488 shares	(1,589)	(1,589)
Total stockholders’ equity	39,155	31,240

Total liabilities and stockholders’ equity	$122,964	$110,832

Exhibit 99.1
IEC ELECTRONICS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS AND YEARS ENDED SEPTEMBER 30, 2020 and 2019
(in thousands, except share and per share data)

	Three Months Ended		Years Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(unaudited)
Net sales	$46,446	$43,922	$182,714	$156,981
Cost of sales	39,709	37,528	158,594	135,337
Gross profit	6,737	6,394	24,120	21,644

Selling and administrative expenses	3,792	3,675	13,986	14,076
Operating profit	2,945	2,719	10,134	7,568

Interest expense	327	485	1,438	1,645
Income before income taxes	2,618	2,234	8,696	5,923

Provision for income taxes	691	440	1,943	1,176

Net income	$1,927	$1,794	$6,753	$4,747

Net income per common share:
Basic	$0.18	$0.17	$0.65	$0.46
Diluted	$0.18	$0.17	$0.63	$0.45

Weighted average number of shares outstanding:
Basic	10,497,809	10,343,774	10,417,445	10,306,947
Diluted	10,881,025	10,574,050	10,727,438	10,518,126

Exhibit 99.1

IEC ELECTRONICS CORP.
CONSOLIDATED STATEMENTS of CASH FLOWS
THREE MONTHS AND YEARS ENDED SEPTEMBER 30, 2020 and 2019
(in thousands)

	Three Months Ended		Years Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:	(unaudited)
Net income	$1,927	$1,794	$6,753	$4,747
Non-cash adjustments:
Stock-based compensation	213	152	739	567
Depreciation and amortization	890	785	3,332	2,832
Change in reserve for doubtful accounts	20	16	114	(14)
Change in excess/obsolete inventory reserve	42	(100)	1,268	(81)
Deferred tax expense	563	845	2,314	1,577
Amortization of deferred gain on sale of leaseback	(28)	(29)	(114)	(114)

Changes in assets and liabilities:
Accounts receivable	(61)	(1,022)	(2,857)	(2,436)
Unbilled contract revenue	1,744	(2,224)	756	(5,196)
Inventories	(4,557)	657	(8,375)	(13,828)
Federal income tax receivable	1,034	(517)	517	(517)
Other current assets	(371)	439	(303)	293
Other long-term assets	(526)	2	(856)	(434)
Accounts payable	6,439	(3,963)	5,251	(2,670)
Change in book overdraft position	(225)	(1,727)	(332)	(2,329)
Accrued expenses	831	199	274	1,588
Customer deposits	(656)	3,479	6,554	5,634
Net change in lease right-of-use assets and liabilities	(15)	—	(15)	—
Other long-term liabilities	—	—	—	(75)
Net cash flows provided by/(used in) operating activities	7,264	(1,214)	15,020	(10,456)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(3,201)	(999)	(6,268)	(2,118)
Proceeds from disposal of property, plant and equipment	—	—	—	20
Net cash flows used in investing activities	(3,201)	(999)	(6,268)	(2,098)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from revolving line of credit	20,515	23,882	76,038	81,225
Repayments of revolving line of credit	(26,219)	(21,244)	(82,724)	(67,575)
Borrowings under other loan agreements	1,782	—	1,782	391
Repayments under other loan agreements	—	(342)	(3,904)	(1,231)
Payments under finance lease	(103)	(80)	(387)	(310)
Proceeds received from lease financing obligation	1	—	416	—
Debt issuance costs	—	(28)	(84)	(55)
Proceeds from exercise of stock options	273	22	434	101
Proceeds from employee stock plan purchases	—	7	87	60
Cash paid for employee taxes upon vesting of restricted stock	—	(5)	(98)	(53)
Restricted (non-vested) stock grants, net of forfeitures	—	1	—	1
Net cash flows (used in)/provided by financing activities	(3,751)	2,213	(8,440)	12,554

Net cash increase for the year	312	—	312	—
Cash, beginning of year	—	—	—	—
Cash, end of year	$312	$—	$312	$—

Exhibit 99.1

IEC ELECTRONICS CORP.
NON-GAAP FINANCIAL MEASURES RECONCILIATION TABLE
YEAR ENDED SEPTEMBER 30, 2020
(unaudited; in thousands, except share and per share data)

Year Ended
September 30, 2020
Reconciliation to adjusted gross profit:
Gross profit	$24,120
Non-cash charge (1)	987
Adjusted gross profit	$25,107

Reconciliation to adjusted gross margin:
Gross margin	13.2%
Non-cash charge (1)	0.5%
Adjusted gross margin	13.7%

Reconciliation to adjusted net income:
Net income	$6,753
Non-cash charge (1)	987
Income tax effect (2)	(207)
Adjusted net income	$7,533

Reconciliation to adjusted net income per common share:
Net income per common share, basic	$0.65
Non-cash charge, net of tax (1)(2)	0.07
Adjusted net income per common share, basic	$0.72

Net income per common share, diluted	$0.63
Non-cash charge, net of tax (1)(2)	0.07
Adjusted net income per common share, diluted (3)	$0.70

(1) A non-cash charge related to the increase in our excess and obsolete inventory reserve due to a reorganization at a customer of IEC.
(2) The income tax effect related to the non-cash charge was calculated using an effective tax rate of 21%.
(3) Adjusted net income per common share, diluted is calculated based on adjusted net income and reflects the dilutive impact of shares, where applicable, based on adjusted net income.

Non-GAAP Financial Measures

In addition to reporting net income, net income per share basic and diluted, gross profit and gross margin, U.S. generally accepted accounting principle (“GAAP”) measures, we present adjusted net income, adjusted net income per basic and diluted share, adjusted gross profit and adjusted gross margin, which are non-GAAP measures, to reflect the impact of a one-time inventory reserve related to a Chapter 11 reorganization at one of the Company’s customers in the medical sector. The Company’s management believes these non-GAAP measures are important measures of our performance because they allow management, investors and others to evaluate and compare our performance from period to period by removing the impact of the one-time inventory reserve. Adjusted net income, adjusted net income per basic and diluted share, adjusted gross profit and adjusted gross margin, are not measures of financial performance under GAAP and are not calculated

Exhibit 99.1
through the application of GAAP. As such, they should not be considered as a substitute for the GAAP measures of net income, net income per basic and diluted share, gross profit and gross margin, and therefore, should not be used in isolation of, but in conjunction with, the GAAP measures. These non-GAAP measures may produce results that vary from the GAAP measures and may not be comparable to a similarly titled non-GAAP measure used by other companies.